Exhibit 23.2

                              Consent of Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 of The Toronto-Dominion Bank filed with the U.S. Securities and Exchange Commission and in the related prospectus of our report dated November 15, 2001 on the consolidated financial statements of The Toronto-Dominion Bank as at October 31, 2001 and for the year then ended appearing in the Annual Report (Form 40-F).




October 31, 2002      /s/ Ernst & Young LLP     /s/ PricewaterhouseCoopers LLP
Toronto, Canada       Ernst & Young LLP         PricewaterhouseCoopers LLP